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                                                                  EXHIBIT 10(f).

                            SUPER VALU STORES, INC.
                        1983 EMPLOYEE STOCK OPTION PLAN

          1. PURPOSE. The purpose of this Plan is to promote the interests of Super Valu Stores, Inc., a Delaware corporation (the "Corporation"), and its stockholders by encouraging selected key salaried management employees of the Corporation, and members of the Board of Directors who are not also employees of the Corporation, to invest in shares of the Corporation's Common Stock with the increased personal interest and effort in the continued success and progress of the business that stock ownership can produce, and by providing additional means of attracting and retaining competent executive personnel and directors.

          2. ADMINISTRATION; GRANTING OF OPTIONS. The Plan shall be administered by the Board of Directors of the Corporation.

          The Board of Directors shall have full authority in its discretion, but subject to the express provisions of the Plan, to:

              (a) determine the purchase price of the Common Stock covered by each option;

              (b) determine the persons to whom and the time or times at which options shall be granted;

              (c) determine the number of shares to be subject to each option;

              (d) determine terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Board to conform to any law or regulation applicable thereto;

              (e) determine which options shall be Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code");

              (f) accelerate the time at which all or any part of an option may be exercised;

              (g) modify or amend any outstanding option agreement subject to the consent of optionee;

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              (h) interpret the Plan and prescribe, amend and rescind rules and regulations relating to it;

              (i) make all other determinations deemed necessary or advisable for the administration of the Plan.

     All decisions, determinations and selections made by the Board of Directors on the foregoing matters shall be conclusive.

     The granting of an option pursuant to the Plan shall be effective only when an option is duly awarded to an employee or director by the Board of Directors.

     The Executive Committee of the Corporation, in addition to and not to the exclusion of the Board of Directors of the Corporation, is authorized to exercise all of the powers authorized and conferred by the Plan on the Board of Directors other than the power under Section 13 of this Plan to terminate and amend the Plan.

     The Board of Directors may also authorize, at any time, the formation of a Stock Option Committee (the "Committee"), consisting of three or more members appointed from time to time by the Board, which Committee would have authority to exercise the powers conferred on the Board under the Plan, other than the power under Section 13 herein to terminate and amend the Plan. In addition, the Board of Directors may authorize, at any time, the Chief Executive Officer of the Corporation to extend the period of exercise of certain Incentive Stock Options and non-incentive (non-qualified) stock options in accordance with the provisions of Section 10 of the Plan.

          3. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING STOCK OPTIONS. Incentive Stock Options may be granted only to key salaried management employees (which term, as used herein, includes officers) of the Corporation and of its present and future subsidiary corporations. Options which do not qualify as Incentive Stock Options may be granted to key salaried management employees of the Corporation and of its present and future subsidiary corporations and to members of the Board of Directors of the Corporation who are not also employees of the Corporation or one of its subsidiaries ("Non-Employee Directors"), provided, however, that options shall be granted to Non-Employee Directors only pursuant to Section 7 hereof.

     In determining the employees to whom options shall be granted and the number of shares to be covered by each such option, the Board of Directors may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and such other factors as the Board of Directors, in its discretion, shall deem relevant.

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     Subject to the provisions of Section 11 herein, an employee who has been granted an option under the Plan or under any prior stock option plan of the Corporation may be granted an additional option or options under the Plan if the Board of Directors shall so determine.

          4.  SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 12 herein:

              (a) the stock to be offered under the Plan shall be shares of the Corporation's authorized Common Stock, par value $1.00 per share, which may be either shares reacquired and held in the treasury of the Corporation or authorized but unissued shares; and

              (b) the aggregate number of shares which may be issued under all options granted pursuant to the Plan shall be 4,500,000 shares.

     Shares subject to, but not issued under, any option terminating or expiring for any reason prior to exercise thereof in full shall again be available for other options thereafter granted under the Plan.

          5. TERM OF PLAN AND OF EACH OPTION AGREEMENT; EXERCISE OF OPTIONS. The period during which options may be granted under the Plan shall expire February 7, 1999. The term of each option so granted shall expire not more than ten years from the date the option is granted.

     Except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof, the Board of Directors may determine at the time of granting whether each such option is exercisable in full, in part from time to time or in installments, which may be cumulative from year to year during such term to the extent not exercised in a prior year; provided, however, that notwithstanding the foregoing, from and after a Change of Control (as hereinafter defined), all options granted under the Plan, including options granted to Non-Employee Directors pursuant to Section 7 hereof, shall become immediately exercisable to the full extent of the original award. As used herein, "Change of Control" shall mean any of the following events:

              (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation or any of its wholly-owned subsidiaries, or any employee benefit plan of the Corporation and/or one or more of its wholly-owned subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding

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shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or

              (ii) Individuals who, as of April 13, 1988, constitute the Board of Directors of the Corporation (generally the "Directors" and as of April 13, 1988 the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to April 13, 1988 whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

              (iii) The approval by the stockholders of the Corporation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three quarters of the Continuing Directors; or

              (iv) The first purchase under any tender offer or exchange offer (other than an offer by the Corporation or any of its subsidiaries) pursuant to which shares of Common Stock are purchased.

     Options granted under this Plan need not be identical with respect to the terms of exercise thereof. Subject only to the foregoing limitations, options may be exercised in whole at any time or in part from time to time during the option term by serving written notice of exercise on the Corporation, accompanied by payment of the purchase price.

     The Board of Directors or the Committee, as the case may be, may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Board of Directors or the Committee, as the case may be, and any applicable requirements of Rule 16b-3 promulgated under the Exchange Act or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of the Corporation's Common Stock owned by the optionee, as described in
Section 6 hereof, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of the Corporation's Common Stock tendered as payment upon the

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exercise of the option to which such "restoration" option relates and (b) the number of shares of the Corporation's Common Stock, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 15 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Corporation, and may be granted in connection with any option granted under this Plan (other than an option granted to a Non-Employee Director pursuant to Section 7 hereof) at the time of such grant. The purchase price of the Common Stock under each such new option, and the other terms and conditions of such option, shall be determined by the Board of Directors or the Committee, as the case may be, consistent with the provisions of the Plan.

          6. OPTION PRICES. Except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof, the purchase price of the Common Stock under each option shall be determined by the Board of Directors, but shall not be less than 100% of the fair market value of the Common Stock at the time of granting the option as found by the Board.

     The purchase price of the shares as to which an option shall be exercised shall be paid in full in cash at the time of exercise as shall be provided in the option agreement, and any optionee, without limitation, shall also be entitled to pay the exercise price by tendering to the Corporation shares of the Corporation's Common Stock, previously owned by the optionee, having a fair market value on the date of exercise equal to the option price (or the portion thereof not paid in cash).

          7. OPTIONS TO NON-EMPLOYEE DIRECTORS. The Board of Directors or the Committee, as the case may be, shall issue options which do not qualify as Incentive Stock Options to Non-Employee Directors in accordance with this
Section 7.

     Each Non-Employee Director serving on the Corporation's Board of Directors immediately following the Annual Meeting of Stockholders of the Corporation on June 30, 1992 shall be granted, as of June 30, 1992, an option to purchase 3,000 shares of Common Stock. Each Non-Employee Director first elected or appointed to the Corporation's Board of Directors after June 30, 1992 and during the term of the Plan shall be granted, as of the date of such Director's first election or appointment to the Board of Directors, an option to purchase 3,000 shares of Common Stock. After the initial grant to each Non-Employee Director as set forth above in this Section 7, each such Director shall be granted during the term of the Plan, as of each even-numbered anniversary of the date of such initial grant to such Director, if such Director's term of office continues after such anniversary date, an option to purchase 3,000 shares of Common Stock.

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     Each option granted to a Non-Employee Director pursuant to this Section 7 shall be exercisable as to 40% of the shares subject to such option on the first anniversary of the date of grant and as to an additional 30% of the shares subject to such option on each of the second and third anniversaries of the date of grant, shall have an exercise price equal to the fair market value of the shares of Common Stock as of the date of grant and shall expire on the tenth anniversary of the date of grant. "Restoration" options may not be granted to any Non-Employee Director. This Section 7 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder.

          8. ADDITIONAL TERMS. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Corporation or of a subsidiary (or continues to be a Director of the Corporation in the case of any Non-Employee Director). Each option agreement may contain such provisions as the Board of Directors shall approve with reference to the effect of approved leaves of absence, provided that with respect to Incentive Stock Options such provisions conform to the requirements of the Code.

     Nothing in the Plan or in any option granted pursuant thereto shall confer on any person any right to continue in the employ of the Corporation or of any of its subsidiaries (or to continue as a Director of the Corporation in the case of any Non-Employee Director) or affect, in any way, the right of the Corporation or any of its subsidiaries to terminate his employment (or to terminate his directorship in the case of any Non-Employee Director) at any time.

          9.  NON-TRANSFERABILITY OF OPTIONS.  No option granted under the
Plan may be assignable or transferable except by will or the laws of descent and distribution, and each option may be exercised, during the lifetime of the optionee, only by him.

         10. DEATH; OTHER TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. If an optionee shall cease to be employed by the Corporation or a subsidiary of the Corporation (or shall cease to be a Director of the Corporation in the case of any Non-Employee Director) for any reason other than death, except as otherwise provided in the following paragraphs, he may, within three months following the date of such termination of employment (or following the date of such termination of directorship in the case of any Non-Employee Director), exercise his option; provided, however, that the option may not be exercised after the expiration of the applicable period referred to in Section 5 hereof (or Section 7 hereof with respect to any option granted to a Non-Employee Director) and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such termination of employment (or on the date of such termination of directorship in the case of any Non-Employee Director), subject to (except with respect to options granted to Non-Employee Directors pursuant to Section 7

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hereof) any right of the Board of Directors to accelerate the vesting of options at the time of such termination of employment or otherwise and any right of repurchase by the Corporation provided for in the option agreement.

     Except as otherwise provided in this paragraph, if an optionee retires at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation (or if a Non-Employee Director terminates his directorship at or after age 55 with ten or more years of service as a Director of the Corporation, or at or after age 65 regardless of the number of years of service as a Director of the Corporation), he may, within two years following the date of such retirement (or following the date of such termination of directorship in the case of any Non-Employee Director), exercise his option; provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement (or on the date of such termination of directorship in the case of any Non-Employee Director), subject to (except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof) any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. With respect to Incentive Stock Options granted before February 16, 1991, if an optionee retires at or after age 55 with ten or more years of service with the Corporation, he may, if so determined by the Chief Executive Officer of the Corporation (or by the Committee in the case of an optionee who is subject to the provisions of Section 16 of the Exchange Act) in their sole and absolute discretion, within two years following the date of such retirement, exercise his option; provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement, subject to any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. If an optionee (other than a Non-Employee Director) retires (which term shall include termination of employment due to disability) at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation, he may (if so determined by the Committee in its sole and absolute discretion, and only if such optionee is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) exercise his option at any time prior to the expiration date of such option set forth in the related option agreement; provided, however, that the option may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement, subject to any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. Any determination made pursuant to this paragraph by the Chief Executive

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Officer or the Committee, as the case may be, regarding the extension of the exercise period of an option shall be made on a case-by-case basis, at or about the time of retirement, taking into account the optionee's service on behalf of the Corporation, the value of the Corporation's Common Stock and the option price.

     In the event that the Corporation ceases to own at least 50% or more of the outstanding capital stock of ShopKo Stores, Inc. ("ShopKo"), an optionee who is employed by ShopKo and who is not subject to Section 16 of the Exchange Act with respect to the Corporation may, if so determined by the Chief Executive Officer of the Corporation in his sole and absolute discretion, exercise his option within two years following the date on which the Corporation ceases to own at least 50% or more of the outstanding capital stock of ShopKo (the "Termination Date"); provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the Termination Date, subject to any right of the Board of Directors to accelerate the vesting of options prior to the Termination Date or otherwise and any right of repurchase by the Corporation provided for in the option agreement; provided, further, that the optionee is employed by ShopKo at the time of exercise of the option. The determination by the Chief Executive Officer of the Corporation regarding the extension of the exercise period of an option pursuant to the terms of this paragraph shall be made on a case-by-case basis, at or about the Termination Date, taking into account the optionee's service on behalf of the Corporation and ShopKo, the value of the Corporation's Common Stock and the option price.

     If a person to whom an option has been granted under the Plan shall die prior to the exercise or expiration of all options granted, such options may be exercised by a legatee or legatees of the option holder under his last will or by his personal representatives or distributees within one year following the date of his death to the full extent of the number of shares covered by the option not previously purchased, whether or not such shares have become purchasable by such optionee at the date of such death; provided, however, that the option may not be exercised after the expiration of the applicable period referred to in Section 5 hereof (or Section 7 hereof with respect to any option granted to a Non-Employee Director); and provided further, that if an optionee (other than a Non-Employee Director) dies at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation and while employed by the Corporation or a subsidiary, such legatee, legatees, representatives or distributees may (if so determined by the Committee in its sole and absolute discretion, and only if such optionee is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) exercise such option at any time prior to the expiration date of such option set forth in the related option agreement to the full extent of the number of shares covered by the option not previously purchased, whether or not such shares have

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become purchasable by such optionee at the date of such death.  Any determination made pursuant to this paragraph by the Committee regarding the extension of the exercise period of an option shall be made on a case-by-case basis, at or about the time of death, taking into account the optionee's service on behalf of the Corporation, the value of the Corporation's Common Stock and the option price.

         11. INCENTIVE STOCK OPTIONS. Except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof, the Board of Directors is hereby authorized to determine, upon the granting of each option, whether such option shall be an Incentive Stock Option under Section 422A of the Code or shall be an option which is not an Incentive Stock Option under Section 422A. For Incentive Stock Options granted before January 1, 1987, the aggregate fair market value of the stock (determined as of the time the Incentive Stock Option is granted) covered under all Incentives Stock Options granted (under this Plan and all other incentive stock option plans of the Corporation or any subsidiary), in any calendar year, shall not exceed $100,000 plus any unused limit carry-over (as provided under Section 422A(c)(4) of the Code). For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (b)(7) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         12.  ADJUSTMENTS   UPON   CHANGES   IN   CAPITALIZATION.  Notwith-
standing any other provision of the Plan, the Board of Directors may adjust the number and class of shares subject to each outstanding option and the option prices in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

         13. TERMINATION AND AMENDMENT. The Plan may be terminated, modified or amended by the stockholders of the Corporation.

     Subject to Section 7 hereof, the Board of Directors of the Corporation may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the outstanding stock of the Corporation having general voting power, make any modification or amendment which operates:

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              (a) to make any material change in the class of employees
eligible to receive Incentive Stock Options as defined in Section 3 above; and

              (b) to increase the total number of shares for which options may be granted under the Plan, except as resulting from the operation of
Section 12 above.

     No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

         14. EFFECTIVE DATE OF PLAN. The Plan shall become effective February 23, 1983, subject to approval by the shareholders of the Corporation within 12 months thereafter.

         15. TAX WITHHOLDING. Subject to such rules as the Board of Directors or the Committee may adopt not inconsistent with the provisions of the Plan:

              (a) At any time when an optionee is required to pay the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of an option which does not qualify as an Incentive Stock Option under Section 422A of the Code, the optionee may elect to have the Corporation retain from the distribution shares of Common Stock to satisfy this obligation in whole or in part (an "Election"). The shares to be withheld shall be valued at 100% of the fair market value of the shares on the date that the amount of tax required to be paid shall be determined (the "Tax Date"). Fair market value of the shares shall equal the mean of the opening and closing trade prices of the shares as reported on the New York Stock Exchange on the Tax Date, or, if no trading in the shares occurs on the Tax Date, on the immediately preceding trading date.

              (b) Each election must be made prior to the Tax Date. The Board or the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, may limit the amount of any Election, may provide at the time of grant with respect to any option that the right to make Elections shall not apply to such option and may make rules concerning the required information to be included in any Election. An Election is irrevocable.

              (c) The Election may be made in an amount equal to the amount of tax required by law to be withheld with respect to the option exercise. Any fractional share withholding amount must be paid in cash.

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              (d) If an optionee makes an Election and the optionee's Tax Date is deferred for six months from the date of exercise of the option, the optionee will initially receive the full amount of the shares, but will be unconditionally obligated to surrender to the Corporation on the Tax Date the proper number of shares to satisfy the withholding obligation, plus cash for any remainder of the withholding obligation including any fractional shares withholding amount.

              (e) Optionees who are "officers" or "directors" of the Corporation, as those terms are used in Section 16(b) of the Exchange Act, may only make an Election in compliance with the rules established by the Board or the Committee to comply with Section 16(b).

                                      -11-

Amended 2-8-95